Exhibit 99.1

Exhibit 99.1

FOR IMMEDIATE RELEASE

ESS Announces Closing of $40 Million Financing Transaction
Transaction Builds on Significant Momentum Following Announcement of 50MWh Energy Base Project in Arizona

Wilsonville, Ore.– October 14, 2025 - ESS Tech, Inc. (“ESS” or the “Company”) (NYSE:GWH), a leading manufacturer of iron flow long-duration energy storage systems for commercial- and utility-scale applications, today announced the closing of a $40 million financing transaction with YA II PN, Ltd., an investment fund managed by Yorkville Advisors Global, L.P. (“Yorkville”). The financing provides $30 million of immediate capital, with an additional $10 million available upon execution of an at-the-market sales agreement with Yorkville Securities, LLC, an affiliate of Yorkville, subject to customary conditions, and in each case less an original issue discount and certain fees and expenses. The transaction is structured as a one-year promissory note, repayable in cash or from a portion of the proceeds raised from equity issuances under the Company’s existing or future capital raising arrangements. Additional details regarding the transaction are included in the Company’s Current Report on Form 8-K filed this morning.
This capital strengthens the Company’s cash position and reflects continued progress in the strategic pivot to the U.S.-manufactured Energy Base. Over the past nine months, ESS has executed against an intentional sequence: strengthening its leadership team, securing landmark customer agreements, including the recently announced 50 MWh New Horizon project for Salt River Project, and now reinforcing its balance sheet with additional funding. With these building blocks in place, the Company’s focus is firmly on execution and delivery on existing commitments while positioning to sign new contracts for long-duration energy storage.
“Today’s financing marks another key milestone as we move into the execution and delivery phase of our strategy,” said Kelly Goodman, Interim Chief Executive Officer. “ESS is well positioned to deliver the Energy Base platform to customers – including in the rapidly growing digital infrastructure sector – to help meet the growing demand for reliable, long-duration energy storage solutions.”
About ESS Tech, Inc.
At ESS (NYSE: GWH), we deliver safe, sustainable, long-duration energy storage to ensure energy abundance and security. As energy demand continues to grow, our solutions provide essential reliability and resilience to people, communities, and businesses in the United States and throughout the world. Our technology uses earth-abundant iron, salt and water to deliver environmentally safe solutions capable of providing 10+ hours of flexible energy capacity for commercial and utility-scale energy storage applications. Established in 2011, ESS enables project developers, independent power producers, utilities and other large energy users to deploy reliable, sustainable long-duration energy storage solutions. For more information visit www.essinc.com.
This release contains certain forward-looking statements, including statements regarding the Company and its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intends”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “will” and “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Examples of forward-looking statements include, among others, statements regarding the additional funding from Yorkville, the Salt Lake River project and the Company executing on its near-term strategy. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company and involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, which include, but are not limited to, partnerships and customer relationships not resulting in expectant benefits, and the Company’s inability to close on the additional funding from Yorkville, to repay the promissory notes, to raise additional capital and to obtain stockholder approval, if required, and other risks and uncertainties described more fully in the section titled “Risk Factors” in the Company’s

Quarterly Report on Form 10-Q filed on August 14, 2025, and the Company’s other filings with the U.S. Securities and Exchange Commission. Except as required by law, the Company is not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.
Contacts
Investors:
investors@essinc.com
Media:
(855) 423-9920